Exhibit 99.1

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED BALANCE SHEET

AS OF MAY 31, 2015

(in thousands, except share data)

ASSETS
Investments held in trust, at fair value:
Fixed-maturity securities	$39,887
Cash equivalents held in trust	6,485

Total investments held in trust	46,372
Cash and cash equivalents	1,597
Fixed-maturity securities, at fair value	4,123
Accrued investment income	207
Prepaid expenses	6
Premiums receivable	494

Total assets	$52,799

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities:
Losses and loss adjustment expenses	$5,414
Losses payable	462
Unearned premiums	934
Accrued ceding commission expense	40
Other liabilities	150

Total liabilities	7,000

Stockholder’s equity:
Common stock, $1 par value; 1,000 shares issued and outstanding	1
Additional paid-in capital	69,879
Retained earnings	(24,081)

Total stockholder’s equity	45,799

Total liabilities and stockholder’s equity	$52,799

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED STATEMENT OF OPERATIONS

FOR THE MONTH ENDED MAY 31, 2015

(in thousands)

Revenues:
Premiums earned	$443
Net investment income	44

Total revenues	487

Expenses:
Underwriting expenses	322
General and administrative expenses	147

Total expenses	469

(Loss) income before federal income taxes	18
Federal income tax benefit	—

Net income (loss)	$18